Exhibit A(6)(a)

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A COLORADO CORPORATION UNDER THE NAME OF “BORNHOFT GROUP SECURITIES CORPORATION” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “BORNHOFT GROUP SECURITIES CORPORATION” TO “EQUINOX GROUP DISTRIBUTORS, LLC”, FILED IN THIS OFFICE ON THE FOURTH DAY OF JANUARY, A. D. 2012, AT 1:18 O’CLOCK P. M.

5090463 8100V 120009761	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9271672 DATE: 01-04-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:23 PM 01/04/2012 FILED 01:18 PM 01/04/2012 SRV 120009761 – 5090463 FILE

CERTIFICATE OF CONVERSION OF

BORNHOFT GROUP SECURITIES CORPORATION

TO BECOME A LIMITED LIABILITY COMPANY

Pursuant to the provisions of Section 18-214 of the Delaware Limited Liability Company Act, Bornhoft Group Securities Corporation, a Colorado corporation (the “Corporation”), submits the following Certificate of Conversion.

1.	The date on which and jurisdiction where the Corporation was incorporated is February 11, 1988 in the State of Colorado.

2.	The name of the Corporation immediately prior to the filing of the Certificate of Conversion is Bornhoft Group Securities Corporation.

3.	The name of the limited liability company as set forth in its Certificate of Formation is Equinox Group Distributors, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 30th day of December, 2011.

/s/ Richard E. Bornhoft
Richard E. Bornhoft Authorized Person

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “EQUINOX GROUP DISTRIBUTORS, LLC” FILED IN THIS OFFICE ON THE FOURTH DAY OF JANUARY, A. D. 2012, AT 1:18 O’CLOCK P. M.

5090463 8100V 120009761	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9271672 DATE: 01-04-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:23 PM 01/04/2012 FILED 01:18 PM 01/04/2012 SRV 120009761 – 5090463 FILE

CERTIFICATE OF FORMATION

OF

EQUINOX GROUP DISTRIBUTORS, LLC

1.	The name of the limited liability company is Equinox Group Distributors, LLC.

2.	The address of its registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Equinox Group Distributors, LLC this 30th day of December, 2011.

/s/ Richard E. Bornhoft
Richard E. Bornhoft Authorized Person

E-83